EXHIBIT 23.1

                       ACCOUNTANTS' CONSENT


The Board of Directors
Comtex Scientific Corporation

     We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated September
21, 1995, on our audits of the statements of operations, stockholders' deficit and cash flows of Comtex Scientific
Corporation for the year ended June 30, 1995 which report appears in the June 30, 1997 annual report on Form 10-K of Comtex
Scientific Corporation.



                              /S/  Coopers & Lybrand L.L.P.

Washington, D.C.
September 30, 1997